Exhibit 23.4

KPMG

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Alliance Bancorp

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the hearing "Experts" in the proxy statement -- prospectus.

/s/ KPMG LLP

Chicago, Ilinois
April 23, 2001